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                                                                     EXHIBIT 5.2

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                  May 4, 1998

Signature Resorts, Inc.
1875 South Grant Street
Suite 650
San Mateo, California 94402

          Re: Signature Resorts, Inc., a Maryland corporation (the "Company") - Registration Statement on Form S-4 (Registration No. 333-______) (the "Registration Statement") pertaining to One Hundred Forty Million Dollars ($140,000,000) aggregate principal amount of the Company's 9 1/4% Senior Notes due 2006 (the "Exchange Notes")

Ladies and Gentlemen:

     In connection with the registration of the Exchange Notes under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on or about May 4, 1998, you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Exchange Notes, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on May 28, 1996, Articles of Amendment filed with the SDAT on June 13, 1996 and Articles of Amendment filed with the SDAT on August 20, 1996. We have also examined the Bylaws of the Company as adopted on May 28, 1996 and amended through the date hereof (the "Bylaws"), resolutions of the Board of Directors of the Company, or a committee thereof, adopted

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Signature Resorts, Inc.
May 4, 1998
Page 2

on March 25, 1998 and April 9, 1998 and in full force and effect on the date hereof, a copy of the form of Global Note (the "Global Note") representing the Exchange Notes, a copy of the Indenture (as defined in the Registration Statement) and such other laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that the Exchange Notes have been duly authorized by all necessary corporate action on the part of the Company, and that upon execution of the Global Note by an authorized officer of the Company, and upon issuance and delivery thereof, in exchange for the Company's outstanding 9 1/4% Senior Notes (the "Private Notes") issued on April 15, 1998, in accordance with and subject to the terms of the Registration Statement and the Indenture, the Exchange Notes will be validly issued.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Notes. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

                                   Very truly yours,

                                   /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP